As filed with the Securities and Exchange Commission on June 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	33-1051425
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3222 Phoenixville Pike

Malvern, Pennsylvania 19355

(610) 640-4202

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Thatcher

President and Chief Executive Officer

Neuronetics, Inc.

3222 Phoenixville Pike

Malvern, Pennsylvania 19355

(610) 640-4202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Joshua A. Kaufman Jeffrey Libson Brandon Fenn Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000	B. Shayne Kennedy Brian J. Cuneo Drew Capurro Latham & Watkins LLP 650 Town Center Drive Costa Mesa, California 92626 (714) 540-1235

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-225307

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	575,000	$17.00	$9,775,000	$1,217

(1)	The registrant previously registered 5,750,000 shares of common stock at a proposed minimum aggregate offering price of $92,000,000 on the Registration Statement on Form S-1 (File No. 333-225307), which was declared effective on June 27, 2018. In accordance with Rule 462(b) promulgated under the Securities Act, an additional 575,000 shares of common stock are hereby registered, including shares issuable upon exercise of the underwriters’ option to purchase additional shares.
(2)	Based on the public offering price.
(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously paid a filing of $11,454 for the Registration Statement on Form S-1 (File No. 333-225307), which was declared effective on June 27, 2018.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.01 per share, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-225307), initially filed with the Commission by the Registrant on May 31, 2018 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on June 27, 2018, and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1(1)	Form of Underwriting Agreement
5.1	Opinion of Cooley LLP
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1(2)	Power of Attorney

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-225307), initially filed with the Securities and Exchange Commission on May 31, 2018 and incorporated by reference herein.
(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-225307), initially filed with the Securities and Exchange Commission on May 31, 2018 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on this 27th day of June, 2018.

NEURONETICS, INC.

By:	/s/ Christopher Thatcher
Christopher Thatcher
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Chris Thatcher Chris Thatcher	Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2018

/s/ Peter Donato Peter Donato	Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2018

* Stephen Campe	Director	June 27, 2018

* Brian Farley	Director	June 27, 2018

* Paulina Hill	Director	June 27, 2018

* Ronald Hunt	Director	June 27, 2018

* Wilfred Jaeger, M.D.	Director	June 27, 2018

* Glenn Muir	Director	June 27, 2018

*	Pursuant to Power of Attorney

By:	/s/ Christopher Thatcher
Christopher Thatcher
Attorney-in-Fact